EXHIBIT 99(b)
                          PURCHASE AND SALE AGREEMENT


          THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), is made and entered into this 16th day of June, 1995, between ROBERT J. SKANDALARIS of 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ("Skandalaris") and DONALD W. REYNOLDS of 1459 Michigan Avenue, N.E., Grand Rapids, Michigan 49503 ("Reynolds").

                             W I T N E S S E T H :

          WHEREAS, Reynolds and Skandalaris entered into that certain Irrevocable Option Agreement to Purchase Common Stock and Irrevocable Proxy dated February 3, 1995, as amended on June 16, 1995, and retitled
Irrevocable Option Agreement to Purchase Common Stock (the "Option Agreement") pursuant to which Skandalaris was granted an option (the "Option") to purchase the shares of Thomas Edison Inns, Inc. (the
"Company") owned of record and beneficially by Reynolds (the "Stock");

          WHEREAS, pursuant to Section 8 of the Option Agreement
Skandalaris granted Reynolds the right to repurchase the option for the sum of $500,000 plus reimbursement of legal expenses incurred in documenting the sale; and

          WHEREAS, Reynolds has agreed to repurchase the Option and Skandalaris has agreed to sell the same to Reynolds.

          NOW, THEREFORE, parties promise and agree as follows:

     1. Purchase and Sale of Options. On the terms and subject to the conditions set forth in this Agreement, Skandalaris shall sell and convey to Reynolds, and Reynolds shall purchase from Skandalaris, the Option.

     2. Purchase Price. The purchase price for the Option shall be Five Hundred Thousand Dollars ($500,000) which shall be paid according to and by delivery of Reynolds' promissory note in the form attached as Exhibit A and secured by the collateral therein described which shall be a first and primary lien security interest and encumbrance against such collateral subordinate and subject only to prior encumbrances thereon held by Skandalaris and/or Reynolds.

     3. Closing. The closing of the purchase and sale shall take place under mutual delivery of the executed promissory note from Reynolds to Skandalaris and an original copy of the Option Agreements marked canceled and signed by Skandalaris from Skandalaris to Reynolds.









     4. Representations and Warranties of Skandalaris. Skandalaris represents and warrants to Reynolds that he has not assigned any of his rights under the Option Agreements to any third party or parties and agrees to indemnify and hold Reynolds harmless against a claim of any third party or parties claiming any rights, directly or indirectly, as an assignee of Skandalaris under the Option Agreements.

     5. Mutual Release. Except for any written agreement between Skandalaris and Reynolds, including, without limitation, that certain Demand Business Loan Note dated February 28, 1995, Skandalaris and Reynolds each releases the other and the other's heirs, legal representatives, successors, and assigns and agrees to hold them harmless from and against all claims, obligations, causes of action, and liabilities of every kind and description, whether absolute or contingent, and whether or not known as of the date of this Agreement, which arose prior to the date of this Agreement, which either Skandalaris or Reynolds may have against the other.

     6. Other. This Agreement contains the entire agreement between the parties regarding the subject matter herein; cannot be modified except in writing and signed by Skandalaris and Reynolds; shall be binding on Skandalaris and Reynolds and their legal representatives, heirs, successors, and assigns; may not be assigned by either party; can be specifically enforced; and shall be governed by Michigan law.


          IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.


                                   /s/ Robert J. Skandalaris
                                   Robert J. Skandalaris


                                   /s/ Donald W. Reynolds
                                   Donald W. Reynolds



















                                      -2-

                                   EXHIBIT A

                           DEMAND BUSINESS LOAN NOTE


$500,000                                                    Date:  June 15, 1995
Due on Demand                                             Grand Rapids, Michigan


          FOR VALUE RECEIVED, the undersigned (the "Borrowers"), jointly and severally, promise to pay on demand to the order of Robert J. Skandalaris ("Lender") at 33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan, 48304, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of eight percent (8%) per annum (the "Note Rate"), and at the rate of three percent (3%) per annum above the Note Rate upon and during the continuation of an Event of Default (defined below) or after maturity (whether by demand or otherwise). Accrued and unpaid interest shall be added to the principal balance of this Note every 90 days.

          The Borrowers agree to promptly pay to Lender, for application to amounts then owing under this Note, any proceeds received by the Borrowers or their pro rata portion of proceeds received by any affiliate controlled by either Borrower, from any sales of assets out of the ordinary course of business by Borrower or such affiliate, including without limitation, sales by or of Forest Hills Golf Club, Inc. and Fables - Innkeepers Management, Inc., net of any payment of debt secured by the asset being sold.

          In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

          To secure the payment of this Note the Borrowers pledge and grant to Lender a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"): (i) all securities and instruments pledged to Lender under the Pledge Agreements from Borrowers, Tony Lakos, Inc. and Cynthia L. Distad, the amendments to which have been executed simultaneously herewith; and (ii) all property or securities declared or acknowledged to constitute security for any past, present or future liability of either Borrower to the Lender. Each Borrower represents the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law, do not conflict with any agreements by which he or she is bound, do not require the consent or approval of any governmental authority or any third party, and that this Note is a valid and binding agreement, enforceable according to its terms. Each Borrower further represents that all balance sheets, profit and loss statements, and other financial statements furnished to Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates.

                           -3-
          Whether or not Lender has made demand, this Note shall become due immediately without notice, at Lender's option, if any of the following events ("Event of Default") occurs:

          1. A Borrower or any guarantor of this Note ("Guarantor") fails to pay when due any amount payable under this Note or under any agreement or instrument evidencing debt to any creditor;

          2. A Borrower or any Guarantor (a) fails to observe and perform any other term of this Note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to Lender; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to Lender; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity;

          3. A Borrower or any Guarantor defaults under the terms of any pledge agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this Note, or any guaranty of the loan evidenced by this Note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;

          4. A Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

          5. A Borrower or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

          6. A custodian, receiver, or trustee is appointed for a Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after such appointment.

          7. Proceedings are commenced against a Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement or a Borrower or Guarantor consents to the commencement of such proceedings;

          8. Any judgment is entered against a Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of a Borrower or any Guarantor; or

          9.   A Borrower or any Guarantor dies.



                           -4-
          If this Note is not paid at maturity, whether by demand, acceleration or otherwise, Lender shall have all the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if Lender sends the notice to the Borrowers at least seven
(7) days prior to the date of sale, disposition or other event giving rise to the required notice. Lender is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrowers are liable to Lender for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by Lender in any bankruptcy, reorganization, insolvency or other similar proceeding.

          Each endorser and any other party liable on this Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver.
No single or partial exercise by Lender of any right or remedy shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion by construed as a bar to or waiver of that right on any future occasion.

          The Borrowers shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This Note shall be binding on the Borrowers and their respective executor, personal representative, heirs, successors and assigns, and shall inure to the benefit of Lender, his executor, personal representative, heirs, successors and assigns. Any reference to Lender shall include any holder of this Note. This Note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this Note.

          LENDER AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF EITHER OF THEM. NEITHER LENDER NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER LENDER OR THE BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

                           -5-

                                   BORROWERS:


                                   /s/Donald W. Reynolds
                                   Donald W. Reynolds


                                   /s/Betty J. Reynolds
                                   Betty J. Reynolds

                                   Address:
                                   1459 Michigan Avenue, N.W.
                                   Grand Rapids, Michigan 49503









































                           -6-